Exhibit 99.1

Worksport Raises Additional US$3 Million via Non-Brokered Private Placement

TORONTO – March 30, 2021 — Worksport Ltd (OTC:WKSP) (or the “Company”) a developer and manufacturer of high quality, modular, and attractively priced tonneau covers and solar-powered systems for light-duty trucks, today announced that it has raised US$3 million through a Private Investment in Public Equity (PIPE). The transaction follows the $4 million raised from the recent closing of an oversubscribed Reg-A public offering. The additional capital will boost R&D capabilities in Canada, build inventory, and significantly boost Marketing & Branding efforts to showcase upper echelon products including Worksport’s TerraVis™ solar tonneau cover system, its allied TerraVis COR™ mobile energy storage system (ESS). Worksport management is working diligently on developing a proprietary B2B sales model while establishing local assembly or manufacturing of its forthcoming TerraVis Solar Truck Cover model.

Steven Rossi, Chief Executive Officer of Worksport said, “This supplementary capital demonstrates the continuing investor interest in the Worksport offering, and it will strengthen our ability focus on business and technological developments as well as opportunistically adding to a well-rounded, lean workforce. We deeply appreciate confidence being shown by all the investor interest of late. As 2021 progresses, we expect to showcase a number of our new developments and we look forward executing our business plan and delivering shareholder value.”

To stay up-to-date on all the latest Worksport news… investors, supporters, and shareholders are encouraged to follow the company’s social media accounts on Twitter, Facebook, LinkedIn, and Instagram, as well as sign up for the company’s newsletters at www.worksport.com and www.goterravis.com. Worksport will continue to update shareholders, supporters, and investors to maintain the highest level of disclosure and information dissemination as Worksport continues to grow and develop at a very rapid pace.

About Worksport Ltd.

Worksport Ltd. (currently OTCQB: WKSP) develops and manufactures high quality, modular, and attractively priced tonneau covers and solar-powered systems for light-duty trucks such as the Sierra, Silverado, Canyon, RAM, Ford F-Series, et al. and consumer-oriented adventures & purposes, where portable energy is a necessity. Available soon to pre-order, the modular, redefining Worksport TerraVis™ tonneau cover system is being mindfully designed for the jobsite contractor and off-road, light-duty trucker, for work and play, to sustainably supply extra energy for those additional miles. Expected to launch by end of year 2021, its allied TerraVis COR™ mobile energy storage system (ESS), will be another redefining product targeted for vacationers, second-home owners, and campers. Plans are also being constructed to expand with grid micro-charging stations to provide convenience and efficiency in recharging to smaller form-factor EVs. For more information, please visit www.worksport.com and www.goterravis.com.

Connect with Worksport:

LinkedIn

Facebook

Twitter

Instagram

For further information please contact:

Mr. Steven Rossi

CEO & Director

Worksport, Ltd

T: 1-888-554-8789

E: srossi@worksport.com

Forward-Looking Statements

This document may contain forward-looking statements, relating to Worksport, Ltd. operations or to the environment in which it operates, which are based on Company estimates, forecasts, and projections. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict, and/or are beyond Worksport, Ltd.’s control. A number of important factors could cause actual outcomes and results to differ materially from those expressed in these forward-looking statements. Consequently, readers should not place any undue reliance on such forward-looking statements. Worksport, Ltd. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. No Stock Exchange or Regulation Services Provider accepts responsibility for the adequacy or accuracy of this release.